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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Novell, Inc. of our report dated February 5, 2001 except for Note V as to which the date is March 12, 2001, relating to the financial statements and financial statement schedule, which appears in Cambridge Technology Partners (Massachusetts), Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

May 25, 2001